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                                 (EXHIBIT 11)
                        CONCORDE CAREER COLLEGES, INC.
                       COMPUTATION OF PER SHARE EARNINGS
              FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999

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                                                                          Basic EPS                    Diluted EPS
                                                                         Three Months                  Three Months
                                                                        Ended March 31,               Ended March 31,
                                                                   ------------------------     -------------------------
                                                                         2000          1999           2000           1999
                                                                   ----------    ----------     ----------     ----------
Weighted average shares outstanding..............................   7,932,000     7,632,000      7,932,000      7,632,000

Loss before cumulative effect of change in accounting
principle........................................................  $ (112,000)   $ (362,000)    $ (112,000)    $ (362,000)

Class B preferred stock accretion................................     (45,000)      (38,000)       (45,000)       (38,000)
                                                                   ----------    ----------     ----------     ----------
Loss available to common shareholders before cumulative effect
of change in accounting principle................................    (157,000)     (400,000)      (157,000)      (400,000)

Cumulative effect of change in accounting principle, net of tax..     (86,000)                     (86,000)
                                                                   ----------    ----------     ----------     ----------
Loss available to common shareholders............................  $ (243,000)   $ (400,000)    $ (243,000)    $ (400,000)
                                                                   ==========    ==========     ==========     ==========
Loss per share before cumulative effect of change in accounting
principle........................................................  $     (.02)   $     (.05)    $     (.02)    $     (.05)

Cumulative effect of change in accounting principle, net of tax..        (.01)                        (.01)
                                                                   ----------    ----------     ----------     ----------
Net loss per share...............................................  $     (.03)   $     (.05)    $     (.03)    $     (.05)
                                                                   ==========    ==========     ==========     ==========

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